Exhibit 10(g)(3)

HOWMET AEROSPACE NILES BARGAINING RETIREMENT SAVINGS PLAN

AS AMENDED AND RESTATED

EFFECTIVE JANUARY 1, 2021

HOWMET AEROSPACE NILES BARGAINING RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

    SECTION        PAGE

HISTORY AND PURPOSE    1

DEFINITIONS            2

GENERAL PROVISIONS    11

    SECTION 1.    PARTICIPATION    11
    SECTION 2.    EMPLOYEE SAVINGS    11
    SECTION 3.    PARTICIPATING EMPLOYER CONTRIBUTIONS    13
    SECTION 4.    DISCRETIONARY CONTRIBUTIONS    14
    SECTION 5    VESTING OF PARTICIPATING EMPLOYER    14
            CONTRIBUTIONS
    SECTION 6.    ROLLOVER CONTRIBUTIONS    15
    SECTION 7.    INVESTMENTS    15
    SECTION 8.    TRANSFERS BETWEEN INVESTMENTS    16
    SECTION 9.    WITHDRAWALS DURING EMPLOYMENT    17
    SECTION 10.    DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT    17
    SECTION 11.    PAYMENT OF DISTRIBUTIONS UPON
            TERMINATION OF EMPLOYMENT    19
    SECTION 12.    GENERAL PROVISIONS WITH RESPECT
            TO WITHDRAWALS    21
    SECTION 13.    NONASSIGNABILITY    21
    SECTION 14.    EXTENT OF PARTICIPANT'S RIGHTS    22
    SECTION 15.    MANAGEMENT OF FUNDS    22

OTHER PROVISIONS OF THE PLAN    27

    SECTION 16.    LOANS    27
    SECTION 17.    TRUST    28
    SECTION 18.    ADMINISTRATION    28
    SECTION 19.    AMENDMENT, MODIFICATION,
            SUSPENSION OR TERMINATION    30
    SECTION 20.    ADMINISTRATIVE EXPENSES    32
    SECTION 21.    SELECTION OF BENEFICIARIES    32
    SECTION 22.    PARTICIPANT'S STATEMENT    33
    SECTION 23.    EFFECTIVE DATE OF PLAN    33
    SECTION 24.    CONSTRUCTION    33

APPENDICES & SCHEDULES    34

APPENDIX A.    LIMITATIONS & DISCRIMINATION TESTING    34
APPENDIX B.    CODE SECTION 415 LIMITATIONS    46
APPENDIX C.    TOP HEAVY RULES    47
APPENDIX D.    PLANS MINIMUM DISTRIBUTION REQUIREMENTS    49
SCHEDULE A.    MERGERS, TRANSFERS, AND RESTATEMENTS
MERGERS AND RESTATEMENTS    53
SCHEDULE B-1    ARCONIC BARGAINING RETIREMENT SAVINGS PLAN
            PARTICIPATING ON AND AFTER JANUARY 1, 2017    54
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Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

SCHEDULE B-2    DISCRETIONARY CONTRIBUTIONS ON AND
            AFTER JANUARY 1, 2017    55
SCHEDULE C    SPECIAL PROVISIONS RELATING TO MONEY
            PURCHASE PLAN BALANCES    56
SCHEDULE D    SPECIAL PROVISIONS RELATING TO FROZEN ROTH
            BALANCES TRANSFERRED FROM OTHER PLANS    61

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Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

HOWMET AEROSPACE NILES BARGAINING RETIREMENT SAVINGS PLAN
AS AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2021

HISTORY AND PURPOSE

    The Howmet Aerospace Niles Bargaining Retirement Savings Plan (the "Plan") is maintained pursuant to various collective bargaining agreements entered into between RMI (or, prior to October 28, 2017, RTI) International, Inc. (herein called "RMI" (or, prior to October 28, 2017, RTI)) or its subsidiaries or affiliates and the duly authorized bargaining representative for certain bargaining employees to provide said employees with any or all of the benefits described herein. This Plan is a defined contribution, individual account plan which incorporates an Internal Revenue Code Section 401(k) wage reduction arrangement, intending to qualify under Section 401(a) of the Internal Revenue Code, for the exclusive benefit of its eligible employees. This Plan was formed effective January 1, 2017, when actively employed participants in the RMI (or, prior to October 28, 2017, RTI) Bargaining Unit Employee Savings and Investment Plan (“Legacy RMI (or, prior to October 28, 2017, RTI) Plan”) had their accounts transferred to this Plan.

RMI (or, prior to October 28, 2017, RTI) is a subsidiary of Arconic Inc., formerly known as Alcoa Inc. Effective November 1, 2016, Alcoa Inc. separated into two separate publicly traded companies. Alcoa Inc. was renamed Arconic Inc. and began trading under the ticker symbol ARNC. Alcoa Corporation was spun off from Arconic Inc. and began trading under the ticker symbol AA. This corporate action resulted in two separate stock funds under the Legacy RMI (or, prior to October 28, 2017, RTI) Plan: the Arconic Stock Fund (which is an ESOP invested primarily in employer securities) and the Alcoa Corporation Stock Fund (a non-employer stock fund). Investments in these two funds were transferred directly to the Arconic Stock Fund and Alcoa Corporation Stock Fund under this Plan. The Alcoa Corporation Stock Fund was liquidated approximately one year after its establishment.  Effective April 1, 2020, Arconic Inc. separated into two-separate publicly traded companies. Arconic Inc. was renamed Howmet Aerospace Inc. and began trading under the ticker symbol HWM. Arconic Corporation was spun off from Arconic Inc. and began trading under the ticker symbol ARNC. This corporate action resulted in two separate stock funds under the Plan: the Howmet Aerospace Stock Fund (which is an ESOP invested primarily in employer securities) and the Arconic Corporation Stock Fund (a non-employer stock-fund). The Howmet Aerospace Stock Fund is an employee stock ownership plan, within the meaning of Section 4975(e) of the Code, and is intended to comply with all applicable provisions. The Arconic Corporation Stock Fund was liquidated approximately one year after its establishment.  The assets held in the ESOP must be invested primarily in employer securities as defined in Code Section 409(l).

This Plan is intended to be construed in accordance with any applicable regulatory guidance issued with respect to any applicable laws and regulations. Effective October 28, 2017, all employees of RTI International Metals, Inc. had their employment transferred to Arconic Inc. (now known as Howmet Aerospace Inc.), in connection with the merger of RTI International Metals, Inc., into Arconic Inc. Effective October 28, 2017, sponsorship of this Plan was conveyed from RTI International Metals, Inc., to RMI Titanium Company, LLC.

Effective February 1, 2020, this Plan was renamed as the Howmet Aerospace Niles Bargaining Retirement Savings Plan.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

Effective January 1, 2021, the Plan is hereby amended and restated again to incorporate provisions of prior Plan amendments adopted since the January 1, 2017, restatement of the Plan as well as to reflect new laws and regulations that have come into effect since the January 1, 2017, restatement of the Plan.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

DEFINITIONS

    For the purpose of this Plan, unless a different meaning is plainly required by the context:

    AFFILIATE means any non-corporate business entity or corporate business entity without voting stock, as such, which Howmet Aerospace and/or one or more Subsidiaries control in fact.

    AFTER-TAX SAVINGS means such portions of the total amounts contributed to the Plan by a Participant in accordance with Section 2 that are not accorded favorable tax treatment under Section 401(k) of the Code, but not including contributions made by a Participant in excess of the annual limit on 401(k) contributions under Code Section 402(g) or in excess of the "average deferral percentage limit" of Section 401(k) (3) of the Code.

AUTOMATIC ENROLLMENT or AUTOMATICALLY ENROLLED means the automatic default enrollment in the Plan described in Sections 1(b) and 2(c) and applicable to Eligible Employees who do not opt out of the Plan.

    AUTOMATIC PRE-TAX RATE ESCALATION means the feature that is effective with Automatic Enrollment or that may be elected by a Participant, in which the rate of Payroll Deduction for Pre-Tax Savings is increased until a target Payroll Deduction rate is reached. The Automatic Pre-Tax Rate Escalation will increase effective April 1 of each year.

    AUTOMATIC REBALANCING means the feature described in Section 7(d).

    BARGAINING AGREEMENTS means the collective bargaining agreements entered into between a Participating Employer and one or more of the unions designated in Schedule B-1.

    BENEFICIARY means the recipient or recipients designated by a Participant, in accordance with Section 21 of the Plan, to receive benefits in the event of the Participant's death as either a primary beneficiary, or a contingent beneficiary who will receive benefits in the event the primary beneficiary predeceases the Participant.

BENEFITS INVESTMENTS COMMITTEE means the Benefits Investments Committee of Howmet Aerospace which shall have authority over the investment of Plan assets as described herein and over the selection of the Core Funds.
    BENEFITS MANAGEMENT COMMITTEE means the Benefits Management Committee of Howmet Aerospace, which interprets and administers the Plan in accordance with Section 18.

    BOARD means prior to October 28, 2017, the Board of Directors of RMI (or, prior to October 28, 2017, RTI). Effective October 28, 2017, Board means the Manager of RMI Titanium Company, LLC.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

BROKERAGE ACCOUNT means the investment option whereby a Participant may invest and personally manage investments outside the Core Funds as described in Section 15(h).

    BUSINESS DAY means any day on which the Plan Administrator, Designee and New York Stock Exchange is open for business.

    CODE means the Internal Revenue Code of 1986, as amended.

    COMPANY STOCK means common stock of Howmet Aerospace and any substituted security under Section 15.

    CONTINUOUS SERVICE means, except as modified by the balance of this definition with respect to certain Participant populations, the period of continuous employment with RMI (or, prior to October 28, 2017, RTI) and its subsidiaries and affiliates prior to July 23, 2015, and after July 23, 2015, the period of continuous employment with RMI (or, prior to October 28, 2017, RTI), Howmet Aerospace, a Subsidiary or Affiliate, either as a salaried employee or as an hourly-rated employee, commencing with the Participant’s Employment Commencement Date or Reemployment Commencement Date. Continuous Service terminates on the Participant’s Severance from Service Date. Continuous Service upon reemployment does not include any Continuous Service accrued prior to a termination of Continuous Service, except as follows:

    A Participant who incurs a Severance from Service Date and thereafter has a Reemployment Commencement Date, will have his or her Continuous Service on the Severance from Service Date reinstated if the period between his or her Severance from Service Date and his or her Reemployment Commencement Date is less than the greater of (a) five years or (b) the aggregate number of years of Continuous Service earned before the Severance from Service Date.

CORE FUND means any investment vehicle (including the Howmet Aerospace Stock Fund and Target Maturity Funds) for Pre-Tax Savings, After-Tax Savings, Participating Employer Contributions, Retiree Medical Savings Contributions, but excluding the Brokerage Account. The Benefits Investments Committee will determine the Core Funds, and may make changes to the composition of the funds from time to time.

    CURRENT MARKET VALUE means with respect to any investment allocated to the accounts of any Participant in the Core Funds, the unitized value of the securities and cash of the investment in the applicable Fund as of a specified date, less any fees provided for in Section 20, valued in accordance with a procedure adopted by the investment manager for the Investment Fund and acceptable to the Benefits Investments Committee.

    DESIGNEE means such entity as may be chosen from time to time by the Plan Administrator and approved by the Benefits Management Committee to handle certain specified administration functions of the Plan.

    DISCRETIONARY CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 4(b).

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

EFFECTIVE DATE with respect to a distribution has the meaning prescribed in Section 12, with respect to a transfer has the meaning prescribed in Section 8 and with respect to a qualified domestic relations order has the meaning prescribed in Section 13.

    ELIGIBLE COMPENSATION means: wages reportable on IRS Form W-2, excluding reimbursements or other expense allowances, fringe benefits moving expenses, deferred compensation, any payments made to an Employee performing qualified military service in lieu of wages the individual would have received from the Employer if the individual were performing service for the Employer, unused leave, and welfare benefits and including salary reduction contributions you made to an Employer sponsored cafeteria, qualified transportation fringe, simplified employee pension, 401(k), 457(b) or 403(b) plan. In addition, Eligible Compensation excludes differential wages, commissions and the value of restricted stock or nonqualified stock options granted to a Participant and, with respect to bargaining employees (Union Codes 9BH and 9WH) in the United Steelworkers bargaining unit at the Niles, Ohio location (Location Code NIL) of RMI Titanium Company, LLC (Company Code 905) of the Company (Location Code: NIL), Eligible Compensation excludes payments made to the Eligible Employee for retroactive wages granted under the 2019 collective bargaining agreement and paid on August 8, 2019 and August 15, 2019. In no event may the amount of Eligible Compensation for any Participant during any Plan Year, for any purposes under this Plan, exceed $290,000, as adjusted for any Plan Year for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code applicable to that calendar year.

    ELIGIBLE EMPLOYEE means any person who meets all of the following conditions:

(a)    is a resident or citizen of the U.S., employed by a Participating Employer as a Full-Time Employee or a Part-Time Employee, and who receives regular compensation in the form of: (1) a weekly, semimonthly or monthly salary, (2) periodic commissions, (3) an hourly wage,

(b)    is in a unit or group of employees covered by an applicable Bargaining Agreement which provides for participation in the Plan;

        (ii)    Is not in a group of employees excluded from coverage under the Plan by the Benefits Management Committee, or the appropriate governing body of a Participating Employer, which is uniform in application to all employees similarly situated; and

        (iii)    Is in a group of employees which is accorded coverage under the Plan by a resolution adopted by the Benefits Management Committee or Howmet Aerospace which is uniform in application to all employees similarly situated. Schedule B-1 provides a list of such hourly employees.

    (iv)    Is a Temporary Employee who, in addition to meeting the above described terms and conditions (other than (b)), has at least one year of Continuous Service.

Eligible Employees are designated in Schedule B-1 as individuals employed by a participating Company (Company Code), at a specified location (Location Code), and included in a bargaining unit (Union Code) as indicated in Schedule B-1. A person

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

employed as an expatriate at a location outside the United States will be deemed to be employed at the Company and location from which he or she is transferred.

The following will in no case be Eligible Employees: agency, leased, contract employees and other individuals who are not on the payroll of the Company, as determined by the Company, without regard to any court, or agency decision determining common-law employment status. Leased Employee is excluded from participation in the Plan. A Leased Employee means any person who is not an employee of any Participating Employer and who provides services if:

a)    such services are provided pursuant to an agreement between the recipient Participating Employer and any other person or a leasing organization,

b)    such person has performed such services for the recipient Participating Employer on a substantially full-time basis for a period of at least one year, and

c)    such services are performed under the primary direction or control of the recipient Participating Employer,

or as otherwise defined in Section 414(n) of the Code.

Any former Leased Employee, upon becoming an Eligible Employee, will receive Continuous Service credit for all prior service performed with the recipient Participating Employer as a Leased Employee prior to becoming an Eligible Employee.

    EMPLOYMENT COMMENCEMENT DATE means the date on which an Eligible Employee is first employed by and performs an Hour of Service for RMI (or, prior to October 28, 2017, RTI), Howmet Aerospace, a Subsidiary or an Affiliate on a full-time or part-time basis.

    ERISA means the Employee Retirement Income Security Act of 1974 as amended.

    ESOP or EMPLOYEE STOCK OWNERSHIP PLAN means the Howmet Aerospace Stock Fund as described in Section 15(e).

    FINANCIAL HARDSHIP means an immediate and heavy financial need which a Participant is not able to meet from other reasonably available resources. An immediate and heavy financial need includes:

    (a)    Extraordinary medical expenses incurred by the Participant, the Participant's spouse, dependents of the Participant, or primary Beneficiary;

    (b)    Purchase, excluding mortgage payments, of a principal residence for the Participant;

    (c)    Payment of tuition for the next year of post-secondary education for the Participant, his or her spouse, children, dependents or primary Beneficiary;

    (d)    Expenses necessary to prevent eviction of the Participant from his principal residence, or foreclosure on the mortgage of the Participant's principal residence;

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

    (e)    Funeral expenses of a family member or primary Beneficiary;

(f)    Expenses to repair damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code Section 165, such amounts will be determined without regard to Code Section 165(h)(5); and

    (g)    All other expenses that the Internal Revenue Service will accept as an immediate and heavy financial need.

    A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

    (i)    The withdrawal is not in excess of the amount of the immediate and heavy financial need (including taxes on such withdrawal) of the Participant,

    (ii)    The Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Participating Employer (unless such a loan would contribute to the hardship),

    (iii)    The Plan, and all other qualified and non-qualified plans of deferred compensation maintained by all Participating Employers (other than health and welfare or contributory defined benefit plans), provide that for hardship withdrawals made before January 1, 2019, the Participant's Savings will be suspended for at least 6 months after receipt of the hardship withdrawal, and

    (iv)    The Participant represents in writing (including by using an electronic medium as defined in Section 1.401(a)-21(e)(3)), that the Participant has insufficient cash or other liquid assets reasonably available to satisfy the financial need.

Based upon the foregoing provisions, the Designee determines whether or not a Participant has incurred a Financial Hardship.

FULL-TIME EMPLOYEE means an active employee who works 100 percent of a regular work schedule for the location where he or she is employed.

HOUR OF SERVICE means:

    (a)    Each hour for which an employee is paid or entitled to payment for the performance of duties for RMI (or prior to October 28, 2017, RTI), Howmet Aerospace, a Subsidiary or Affiliate;

    (b)    Each hour for which an Employee is paid or entitled to payment by RMI (or, prior to October 28, 2017, RTI), Howmet Aerospace, a Subsidiary or Affiliate on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; and

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

    (c)    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by RMI (or, prior to October 28, 2017, RTI), Howmet Aerospace, a Subsidiary or Affiliate excluding any hour credited under (a) or (b) above, which is credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made.

HOWMET AEROSPACE means Howmet Aerospace Inc. (formerly known as Arconic Inc. prior to April 1, 2020 when Arconic Inc. legally separated into two publicly-traded companies -- Howmet Aerospace Inc. and Arconic Corporation) and formerly known as Alcoa Inc. prior to August 1, 2016 when Alcoa Inc. legally separated into two publicly traded companies – Alcoa Inc. and Arconic Inc.).

HOWMET AEROSPACE STOCK FUND means the ESOP as described in Section 15(e), which was previously known as the Alcoa Stock Fund prior to the corporate separation of Alcoa Inc. and the renaming of Alcoa Inc. as Arconic Inc. effective November 1, 2016; and Arconic Stock Fund prior to the corporate separation of Arconic Inc. and the renaming of Arconic Inc. as Howmet Aerospace Inc., effective April 1, 2020.

INVESTMENT FUND means any Core Fund and the Brokerage Account.

    KEY EMPLOYEE means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date, as defined in Section 416(g)(4)(c) of the Code, was i) an officer of a Participating Employer having annual compensation greater than $185,000 (as adjusted under Section 416(i)(1) of the Code, ii) a five percent owner of the Participating Employer, or iii) a one percent owner of a Participating Employer having annual compensation of more than $150,000. For purposes of this paragraph, compensation means compensation as defined in Section 415(c)(3) of the Code, but includes amounts contributed by the Participating Employer pursuant to a salary reduction agreement which are excludable from the Participant’s gross income under Section 125, Section 402(a), Section 401(h), Section 401(b), and Section 132(f)(4).

    LAYOFF or LAID-OFF means the absence from employment due to a reduction of a Participating Employer's work force due to lack of work, where it is intended that the Participant will be subject to recall. A Layoff ends on the earlier of the effective date of a recall or the date the Participant's service terminates, and such Layoff has continued for at least twenty-four months calculated from the first day of the Lay Off.

LEASED EMPLOYEE means any person who is not an employee of, and who provides services to, Howmet Aerospace if (A) such services are provided pursuant to an agreement between Howmet Aerospace and any leasing organization, (B) such person has performed such services for the Howmet Aerospace on a substantially full-time basis for a period of at least 1 year, and (C) such services are performed under the primary direction or control of Howmet Aerospace.

LEGACY RMI PLAN means the RMI (or, prior to October 28, 2017, RTI) Bargaining Unit Employee Savings and Investment Plan.

NORMAL RETIREMENT AGE means the time a Participant attains age 65.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

    PART-TIME EMPLOYEE means an active employee who works at least 50 percent but less than 100 percent of the regular work schedule for the location where he or she is employed.

PARTICIPANT means an Eligible Employee who has elected to participate in the Plan in accordance with the provisions of Section 1, who receives Discretionary Contributions or Retiree Medical Contributions or who is Automatically Enrolled in the Plan. Such a person continues as a Participant so long as he or she has an account balance in the Plan. Notwithstanding the foregoing, a contractor, agency employee, temporary employee or Leased Employee is not a Participant under the Plan.

    PARTICIPATING EMPLOYER means RMI (or, prior to October 28, 2017, RTI), except as specified hereafter, and any other entity in which Howmet Aerospace or one or more Subsidiaries or Affiliates have an ownership interest, and that is authorized by RMI (or, prior to October 28, 2017, RTI) to participate in the Plan and which adopts the Plan by proper action of its board of directors or other governing body, provided that each said entity agrees to reimburse RMI (or, prior to October 28, 2017, RTI) from time to time upon demand for its proper portion of the expenses and contributions required to carry out the provisions hereof and of the agreement under which the assets of the Plan are held or managed. Schedule B-1 lists applicable locations of Participating Employers.

    PARTICIPATING EMPLOYER CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 3.

    PARTICIPATION DATE means the date on which an Eligible Employee commences participation in the Plan.

    PAYROLL DEDUCTIONS means the Pre-Tax Savings and After-Tax Savings based on a reduction of the Participants' Eligible Compensation for the applicable Payroll Period.

    PAYROLL PERIOD means the regularly scheduled payroll cycles in which a Participant earns Eligible Compensation.

    PERMANENT LAYOFF means an absence from employment due to a reduction of the work force by a Participating Employer due to lack of work, where it is intended that the Participant will not be subject to recall. A Participant's Continuous Service for purposes of the Plan will be terminated on the first day of Permanent Layoff.

    PERMANENT SHUTDOWN means the permanent shutdown, as determined by a Participating Employer, of a plant, department or substantial portion thereof, of a Participating Employer at which a Participant who is affected thereby is employed.

    PLAN means the Howmet Aerospace Niles Bargaining Retirement Savings Plan, as amended and restated, effective January 1, 2021, and as may be amended from time to time. Prior to February 1, 2020, the Plan was named the Arconic Retirement Savings Plan for ATEP Bargaining Employees.

    PLAN ADMINISTRATOR means the Benefits Management Committee.

    PLAN YEAR means the calendar year.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

    PRE-TAX CATCH-UP CONTRIBUTIONS means contributions permitted under Section 414(v) of the Code, as described in Section 2(k) of the Plan.

    PRE-TAX SAVINGS means the amount by which a Participant has elected to reduce his or her Eligible Compensation and defer the receipt thereof in accordance with Section 2, and the contribution of the said amount to the Plan, or an amount by which a Participant's Eligible Compensation is deferred and contributed to the Plan pursuant to Automatic Enrollment,.

    PROPERLY RECEIVED means any request to participate, to change participation in the Plan, for suspension of Payroll Deductions, to discontinue Automatic Pre-Tax Rate Escalation, for a transfer between investments in accordance with Sections 7 or 8, to discontinue Automatic Investment Rebalancing, or a for a withdrawal in accordance with either Section 9 or 10, or submission of a beneficiary designation, consent or revocation in accordance with Section 21, made to the Plan Administrator or its Designee in a manner designated by the Plan in accordance with uniform rules established by the Plan Administrator.

    QUALIFIED DEFAULT INVESTMENT ALTERNATIVE or QDIA means the Targeted Maturity Funds to which the Plan may direct the assets of a Participant’s account in the absence of Participant investment direction. Each Participant’s account will be invested in the appropriate Targeted Maturity Fund based on the Participant’s year of birth.

QUALIFIED INDIVIDUAL means any individual (Participant, alternate payee, Beneficiary) who meets one or more of the criteria described in paragraphs (1), (2), (3), or (4). Participants, alternate payees and Beneficiaries of deceased Participants can be treated as Qualified Individuals. The Plan Administrator may rely on an individual’s certification that the individual satisfies a condition to be a Qualified Individual unless the Plan Administrator has actual knowledge to the contrary. In applying the criteria, “COVID-19” means either the virus SARS–CoV–2 or coronavirus disease 2019; “an approved test” means a test approved by the Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug, and Cosmetic Act); and a “member of the individual’s household” means someone who shares the individual’s principal residence. The criteria are as follows:
(1)The individual was diagnosed with COVID-19 by an approved test;
(2)The individual’s spouse or dependent (as defined in Code §152) was diagnosed with COVID-19 by an approved test;
(3)The individual has experienced adverse financial consequences because: (a) the individual or the individual’s spouse, or a member of the individual’s household was quarantined, furloughed or laid off, or had work hours reduced due to COVID-19; (b) the individual, the individual’s spouse, or a member of the individual’s household was unable to work due to lack of childcare due to COVID-19; (c) A business owned or operated by the individual, the individual’s spouse, or a member of the individual’s household closed or reduced hours due to COVID-19; or (d) the individual, the individual’s spouse, or a member of the individual’s household had a reduction in pay (or self-

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

employment income) due to COVID-19 or had a job offer rescinded or start date for a job delayed due to COVID-19; or
(4)The individual satisfies any other criteria determined by the Treasury or the IRS, including circumstances provided in IRS Notice 2020-50.
    REEMPLOYMENT COMMENCEMENT DATE means the date on which a Participant is first reemployed by a Participating Employer following a Severance from Service Date.

RETIREE MEDICAL SAVINGS CONTRIBUTIONS means amounts contributed by a Participating Employer as determined under Section 4(c).

RETIREMENT means termination of Continuous Service with rights to a pension other than a deferred vested pension benefit under a retirement plan of RMI (or, prior to October 28, 2017, RTI), Howmet Aerospace and/or a Subsidiary and/or an Affiliate, termination of Continuous Service upon or after attainment of age 55 and completion of 10 years of Continuous Service, or Normal Retirement Age.

    ROLLOVER CONTRIBUTION means an eligible rollover distribution as described in Section 402(c)(4) of the Code, or a direct transfer of an eligible rollover distribution as described in Section 401(a)(31) of the Code ("Direct Rollover") which is transferred to the Plan pursuant to Section 6.

RMI means RMI Titanium Company, LLC, the sponsor of this Plan effective October 28, 2017 and a subsidiary of Howmet Aerospace.

    RTI means RTI International Metals, Inc., the sponsor of this Plan prior to October 28, 2017 and a subsidiary of Howmet Aerospace. Effective October 28, 2017, sponsorship of this Plan was transferred to RMI Titanium Company, LLC in connection with the merger of RTI into Arconic (now known as Howmet Aerospace).

SAVINGS means the total amount of Pre-Tax Savings and After-Tax Savings contributed to the Plan in accordance with Section 2.

    SEVERANCE FROM SERVICE DATE means the date Continuous Service terminates and is the earliest of the date the Eligible Employee quits, retires, is discharged (including Permanent Layoffs), or dies, the first anniversary of the first date he or she is absent due to a Temporary Layoff, or the second anniversary of the first date he or she is absent from work for any other reason. Notwithstanding the foregoing, an employee will not be deemed to have terminated from Continuous Service until the second anniversary of the employee's absence, if the absence is due to the pregnancy of the Eligible Employee, the birth of a child of the Eligible Employee or the placement of a child with the Eligible Employee in connection with adoption proceedings, or for purposes of caring for that child for a period beginning immediately following such birth or placement. The period between the first anniversary and second anniversary of the first day of absence will not constitute Continuous Service. Severance from Service Date will also mean the date on which a participant ceases employment with RMI (or, prior to October 28, 2017, RTI) or a Subsidiary in connection with a sale of assets or interest in a Participating Employer and commences employment with the purchaser of such assets or interest, provided there is no transfer to the purchaser of Plan assets and liabilities relating to such participant.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

    SUBSIDIARY means a corporation, a majority of whose voting stock is owned or controlled by Howmet Aerospace and/or one or more other Subsidiaries.

    TARGETED MATURITY FUNDS means the investment vehicles that are pre-mixed funds consisting of varying asset allocations that follow an investment strategy based on a targeted retirement date. Targeted Maturity Funds are Core Funds.

TEMPORARY EMPLOYEE means a person who does not work on a regular schedule, or works less than fifty percent of the regular hours for the location where he or she is employed, or works fifty percent or more of the regular hours for the location but is hired for a specified period of time not to exceed twelve month.

TEMPORARY LAYOFF means an absence from employment due to a reduction of the work force by a Participating Employer due to lack of work, where it is intended that the Participant will not be subject to recall or the Participant has been designated as a temporary recall in the Company’s human capital management system (currently, the Global People System), but where there is an expectation that the Participant may return to work within the calendar year.  A Participant’s Continuous Service will be terminated on the first anniversary of the first day of Temporary Layoff.

TOTAL AND PERMANENT DISABILITY means disability by injury or disease which, on the basis of medical evidence satisfactory to a medical doctor chosen by the Benefits Management Committee, prevents the employee from engaging in any employment with RMI (or, prior to October 28, 2017, RTI), Howmet Aerospace, a Subsidiary or Affiliate suitable to his or her training and experience and that will be permanent and continuous during the remainder of the employee's life, and the employee is not otherwise employed by RMI (or, prior to October 28, 2017, RTI), Howmet Aerospace, a Subsidiary or Affiliate.

    TRUSTEE means the Trustee or Trustees appointed by the Board or its delegate, including but not limited to the Benefits Investments Committee in accordance with the provisions of Section 17.

    U.S. means the United States of America.

    YEAR OF CONTINUOUS SERVICE means a twelve calendar month period of Continuous Service.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

GENERAL PROVISIONS

SECTION 1. PARTICIPATION

    An Eligible Employee participates in the Plan:

    (a)    by submitting an application or request for participation that is Properly Received, or by receiving Discretionary Contributions or Participating Employer Contributions; or

    (b)    by being Automatically Enrolled sixty (60) days following Employment Commencement Date or Reemployment Commencement Date, or after an employee employed on a temporary basis becomes an Eligible Employee.

SECTION 2. EMPLOYEE SAVINGS

    (a)    An Eligible Employee may elect to pay into the Plan through Payroll Deductions properly authorized by such employee, a whole percentage of his or her Eligible Compensation in Pre-Tax Savings in an amount equal to one through twenty-five percent (25%), and After-Tax Savings equal to one through ten percent (10%), the aggregate of which cannot be greater than twenty-five percent (25%).

    (b)    An Eligible Employee subject to Automatic Enrollment will be subject to automatic Payroll Deductions equal to three percent of Eligible Compensation for any applicable payroll period, which will be contributed to the Plan as Pre-Tax Savings. Absent the Participant's election of investment funds, such Pre-Tax Savings will be deposited into the appropriate QDIA, as described in Section 7(a).

    (c)    Payroll Deductions for Pre-Tax Savings made pursuant to Automatic Enrollment are subject to Automatic Pre-Tax Rate Escalation whereby, providing the Participant has participated in the Plan at least ninety days, the Participant's Pre-Tax Savings rate will be increased by one percent on each April 1 after his or her Participation Date until the Pre-Tax Savings rate attains a target rate of six percent of Eligible Compensation. A Participant may change the percentage rate in whole percentages up to the maximum permitted by the Plan or opt out of Automatic Pre-Tax Rate Escalation at any time in a manner designated by the Plan Administrator that is Properly Received.

    Any Participant may elect to begin or end Automatic Pre-Tax Savings Rate Escalation at any time in a manner designated by the Plan that is Properly Received. An election to begin Automatic Pre-Tax Saving Rate Escalation shall designate a beginning Pre-Tax Savings rate, a target rate up to the maximum permitted by the Plan, and an annual rate (in whole percentages) by which the Pre-Tax rate increases until the target rate is attained.

    (d)    Any employee contributions which have been contributed to a Participant's account under a qualified defined contribution plan of a Participating Employer which has been merged with this Plan, are credited to the Participant as Pre-Tax and After-Tax Savings Accounts, as applicable, as determined by the Plan Administrator, and thereafter be treated like Pre-Tax and After-Tax Savings with respect to withdrawals, loans, and investment options under the Plan. Any protected optional form of benefits provided under said qualified defined contribution plan will be maintained under the Plan.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

    (f)    To the extent vested, all Participating Employer Contributions, Discretionary Contributions and Retiree Medical Savings Contributions are irrevocable, except that any such contribution which was made by a mistake of fact or conditioned upon qualification of the Plan or any amendment thereof under Section 401 of the Code or upon the deductibility of the contribution under Section 404 of the Code, will be returned to the Participating Employer within one year after the payment of the contribution made by mistake, the denial of the qualification or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

    (g)    A Participant may change his or her election for Payroll Deductions, effective for the first full Payroll Period following the date that such request is Properly Received.

    (h)    A Participant may direct that Payroll Deductions for Savings be discontinued beginning with the first full Payroll Period following the date that such direction is Properly Received. A Participant may direct that such deductions be resumed beginning with the first full Payroll Period following the date that such direction is Properly Received, except as provided in the definition of Financial Hardship.

    (i)    Payroll Deductions are paid to the Trustee as soon as practicable, but no later than the period prescribed by the Department of Labor for depositing contributions.

    (j)    Additional limitations on Savings, Participating Employer Contributions and Discretionary Contributions are provided in Appendices A, B and C. Notwithstanding the foregoing, in the event it is determined by the Benefits Management Committee or its Designee that for any particular month the maximum percentage of Eligible Compensation which a Participant may elect to pay into the Plan as Pre-Tax Savings must be reduced so as to prevent the actual percentage of Pre-Tax Savings for Participants who are Highly Compensated Employees from exceeding the elected percentage of Pre-Tax Savings of all other Participants, pursuant to the limitations in the Appendices, the maximum percentage of Pre-Tax Savings for said Highly Compensated Employees may be reduced, for any particular Month to the extent deemed necessary by the Benefits Management Committee or its designee. The said Participants’ previously elected percentage of After-Tax Savings will not be affected in any manner by a reduction of the maximum percentage of Pre-Tax Savings in accordance with the foregoing.

    (k)    An Eligible Employee who meets the requirements listed below may make an election for a Plan Year to defer extra Pre-Tax Catch-Up Contributions in an amount that equals an annual maximum amount of six thousand five-hundred dollars ($6,500), or such other amount adjusted for cost-of-living increases as may be provided by the Secretary of the Treasury pursuant to Section 414(v)(2)(C) of the Code. Eligible Employees who meet the requirements are individuals who i) have attained 50 or will attain age 50 during the applicable taxable year, ii) are contributing no less than six percent (6%) of Eligible Compensation in Pre-Tax Savings; and iii) have submitted an election to make Pre-Tax Catch-Up Contributions for applicable Plan Year.

    In the case where a Participant is awarded back wages pursuant to a settlement or arbitration agreement by which the Participant is to be “made whole,” in the case of an individual who is eligible to make Pre-Tax Catch-Up Contributions, the Participant may defer any portion of the awarded back wages up to the annual maximum amount of the

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

Pre-Tax Catch-Up Contribution for the current Plan Year, provided an election to defer such amount is submitted prior to the date payment of the awarded back wages is made.

    (l)    In the case where a Participant is awarded back wages pursuant to a settlement or arbitration agreement by which the Participant is to be “made whole” with respect to such award, the Participant must contribute Pre-Tax Savings attributable to the back wages or portion of back wages awarded pertaining to the current Plan Year only (“Corrective Contributions”). The Corrective Contributions will be based on the percentage of Compensation for Pre-Tax Savings designated by the Participant in an election in effect, or defaulted to pursuant to section 2(b) and 2(c), on the date of the Participant’s termination that preceded the period for which the award has been granted. Notwithstanding the foregoing, contributions of Corrective Contributions may not cause the Participant’s Eligible Compensation to exceed the limitation on compensation imposed by Section 401(a)(17) of the Code, or the limitations described in Appendices A or B.

    (m)    A Participant who’s compensation is suspended due to an absence from employment due to military leave protected by Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”), may upon his or her return to employment contribute “make up” Pre-Tax Contributions equal to the amount he or she would have contributed except for the absence based upon the Participant’s election on file. Such make up contributions must be paid to the Plan during a period that does not exceed the lesser of three (3) times the length of time of the military leave or five (5) years, commencing from the date employment is resumed.

(n)    All employee savings and any investment earnings attributable thereto held in a Participant’s account are nonforfeitable and not subject to divestment.

SECTION 3. PARTICIPATING EMPLOYER CONTRIBUTIONS (MATCH)

    (a)    Participating Employer Contributions will be allocated under the Plan to the account of those Participants for whom Pre-Tax Savings are paid into the Plan for such Payroll Period in accordance with Section 2, where the applicable Bargaining Agreement provides. The contributions will be the specific amount for each dollar of the Participant’s Eligible Compensation he or she contributes to the Plan as Pre-Tax Savings up to six percent of the Participant’s Eligible Compensation. Schedule B-1 provides a list of Participating Employers and Participating Employer Contributions. Participating Employer Contributions will be allocated to the account of Participants to whom Corrective Contributions have been made for the current Plan Year as described in Section 2(l) above.

    (b)    The amount of all such Contributions are contributed on a Payroll Period basis by the Participating Employer out of current income or accumulated earnings. All Participating Employer Contributions will be invested in the same Core Funds elected by the Participant for his or her current Savings (or if none, then in the QDIA).

    (c)    All employer contributions which have been contributed to a Participant's account under a qualified defined contribution plan of a Participating Employer which has been merged with this Plan, are credited to the Participant as Participating Employer Contributions and thereafter are treated like Participating Employer Contributions with respect to withdrawals, loans, and investment options under the Plan. Any protected

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

optional form of benefits provided under said merged qualified defined contribution plan will be maintained under the Plan.

SECTION 4. DISCRETIONARY CONTRIBUTIONS AND RETIREE MEDICAL SAVINGS CONTRIBUTIONS

(a)    A Participating Employer may contribute under the Plan to the account of those Eligible Employees a Discretionary Contribution in an amount determined in accordance with an applicable Bargaining Agreement and as set forth in Schedule B-2. Discretionary Contributions will be allocated to Eligible Employees based on either uniform dollar amounts or whole or partial percentages of Eligible Compensation. The Discretionary Contribution will be paid to the Trustee no later than the date fixed by law for the filing of the Participating Employer’s federal income tax return for the year for which the contribution is made, including any extensions of time granted by the Internal Revenue Service for filing the return. The Participating Employer may direct, but is not obligated to direct, the Trustee to promptly invest such amount in the Howmet Aerospace Stock Fund; otherwise, Discretionary Contributions will be invested in accordance with the provisions of Section 7(b).

(b)    An Eligible Employee who incurs an absence due to military leave protected by USERRA and eligible to receive Discretionary Contributions or Retiree Medical Contributions will receive those contributions based on the Eligible Compensation or applicable hours that would have been received had the individual remained actively employed during the period of military leave.

(c)    Participants covered by the 2019 collective bargaining agreement between the Company and the United Steelworkers bargaining units (Union Codes 9BH and 9WH) at the Niles, Ohio location (Location Code NIL) of RMI Titanium Company, LLC (Company Code 905) (“2019 Niles Agreement”) who meet the eligibility requirements described below will receive Retiree Medical Savings Contributions to their accounts in an amount equal to $0.35 per hour worked on the effective date specified below. For purposes of determining Retiree Medical Savings Contributions, hours will be deemed credited with respect to any back pay awards and military leave, but will not include hours not worked, such as but not limited to, hours credited for vacation, holiday, jury or witness pay. Retiree Medical Savings Contributions will be contributed on a payroll basis and the Participant will not be required to be employed on the last day of the Plan Year as a condition to receive the contribution. Contributions will be paid to the Trustee within the period of time specified by law. Retiree Medical Savings Contributions are not subject to withdrawals, distributions prior to termination of employment, or loans. Retiree Medical Savings Contributions will be deposited in the appropriate QDIA, but may be transferred by the Participant from the QDIA to any elected Core Fund at any time.

Participants eligible for Retiree Medical Savings Contributions are Eligible Employees employed at the 2019 Niles Agreement locations described in the Retiree Medical Savings Contributions table in Schedule B-3 who i) have completed one year of Continuous Service, and ii) have an Employment Commencement Date occurring or are rehired on or after July 25, 2019, regardless of the duration of the period the individual was separated from employment.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

SECTION 5. VESTING OF PARTICIPATING EMPLOYER CONTRIBUTIONS, RETIREE MEDICAL CONTRIBUTIONS AND DISCRETIONARY CONTRIBUTIONS

    All Prior to a Participant’s accrual of three (3) Years of Continuous Service, Participating Employer Contributions and Discretionary Contributions shall become vested in accordance with the following schedule:

Years of Continuous Service	Percent Vested
1	33%
2	67%
3	100%

    Participating Employer Contributions and Discretionary Contributions that are not vested are subject to forfeiture when the Participant incurs a Severance from Service Date. Any and all such forfeitures may be used to offset future Plan administrative expenses or future Participating Employer Contributions and Discretionary Contributions, in the discretion of the Committee. Notwithstanding the foregoing, if a Participant who has less than three (3) Years of Continuous Service and either of the following circumstances occurs, the Participant’s entire account balance will become 100% vested:

(A)the Participant dies;

(B)The Participant reaches Normal Retirement Age; or

(C)the Participant becomes “Disabled.” For purposes of this Section 5, a Participant is Disabled if the Participant satisfies either of the following criteria:
    (i)    The Participant is eligible for disability benefits under the currently-effective long-term disability program of RMI (or, prior to October 28, 2017, RTI) or Howmet Aerospace;

    (ii)    The Participant receives Social Security Disability Income (SSDI) benefits and provides the SSDI award letter to the Plan Administrator; or

    (iii)     The Participant is determined to be disabled by a physical selected by the Plan Administrator, in its sole discretion.

All Participant Retiree Medical Savings Contributions and for Participants with three (3) or more Years of Continuous Service, all Participating Employer Contributions and Discretionary Contributions and any investment earnings attributable thereto held in a Participant’s account are nonforfeitable and are not subject to divestment.

SECTION 6. ROLLOVER CONTRIBUTIONS

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

    An Eligible Employee of a Participating Employer who is or may become a Participant may, unless disapproved under objective procedures established by the Benefits Management Committee, make a Rollover Contribution to the Plan. An Eligible Employee's Rollover Contribution is credited to his or her account and thereafter treated like the Participant's Pre-Tax Savings with respect to withdrawals, loans and investment options under the Plan. The Plan does not accept Roth rollovers.

A Participant who received a Coronavirus-Related Distribution (from this Plan and/or another eligible retirement plan as defined in Code §402(c)(8)(B)), at any time during the 3-year period beginning on the day after receipt of the distribution, may make one or more contributions to the Plan, as rollover contributions, in an aggregate amount not to exceed the amount of such distribution.

SECTION 7. INVESTMENTS

(a)    Savings. Pre-Tax Savings (including Rollover Contributions), and After-Tax Savings will be invested, at the election of the Participant, in any of the Core Funds in one percent increments. Pre-Tax Savings of any Participant who is Automatically Enrolled made to the account of a Participant who has not made an investment election will be contributed to the appropriate QDIA fund, based on the Participant’s date of birth.

    A Participant may change his or her current investment election or transfer assets deposited by the Plan into a QDIA fund any day of the Plan Year, to be effective for the next following Payroll Period, within the limitations otherwise provided in this Plan, by directing the Plan Administrator or its Designee to make such change which direction is Properly Received.

    (b)    Participating Employer Contributions and Discretionary Contributions. All Participating Employer Contributions will be invested in the same Core Funds elected by the Participant for his or her current Savings (or if none, then in the QDIA). Discretionary Contributions may be invested in the Howmet Aerospace Stock Fund if directed by the Participating Employer, subject to Section 8, or otherwise invested in the same Core Funds elected by the Participant for his or her current Savings (or if none, then in the QDIA).

(c)    Brokerage Account. A portion of Pre-Tax or After Tax Savings, Participating Employer Contributions, or Discretionary Contributions subject to transfer as provided in Section 8, or any other amounts invested in the Core Funds may be transferred in amounts of one thousand dollars ($1,000) or more and reallocated to a Brokerage Account, a self-directed brokerage account that allows a Participant to select and personally manage investment options not otherwise available under the Plan, in accordance with the provisions of Section 15. Any amounts to be withdrawn, loaned or distributed from a Brokerage Account must be first transferred back to the Core Funds, as described in Section 15(h).

    (d)    Automatic Rebalancing of Investments.    A Participant may elect to have his or her account balance automatically rebalanced, or readjusted, at ninety-day intervals, to equal the percentage(s) directed by the Participant for investing such account balance in any Core Fund(s). The Participant may cancel Automatic Rebalancing at any time in a manner designated by the Plan Administrator that is Properly Received.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

SECTION 8. TRANSFERS BETWEEN INVESTMENTS

(a)    Transfer of Savings, Participating Employer, and Discretionary Contributions. A Participant may elect to transfer in whole percentage increments all or part of the Current Market Value of his or her Pre-Tax Savings, After Tax Savings, Participating Employer Contributions or Discretionary Contributions subject to the following:

(1)    Transfers from any one or more Core Funds to the Brokerage Account may be made in amounts of one thousand dollars ($1,000) or more;

(2)    Transfers may be made on a daily basis;

(3)    Investment Fund transfers do not constitute a change in the Participant’s current investment election; and

(4)    Transfer provisions may be subject to restrictions imposed by mutual fund companies underlying the Core Funds.

    (b)    Effective Date of Transfer. The effective date of any transfer will be the date for which the appropriate direction to the Plan Administrator or its Designee has been Properly Received.

    (c)    Value of Transfer. The Current Market Value of Savings, Participating Employer Contributions, and Discretionary Contributions to be transferred into or out of an Investment Fund are determined in accordance with the value of the Investment Fund at the close of business of the Business Day on the Effective Date.

SECTION 9. WITHDRAWALS DURING EMPLOYMENT

Notwithstanding anything to the contrary herein, any and all withdrawals during employment are subject to a $250.00 minimum. Withdrawals are not permitted prior to the termination of the Participant’s Continuous Service, except for the following:

(1)    Upon attainment by the Participant of age 59 ½ from all accounts (subject to the exclusion for Legacy RMI (or, prior to October 28, 2017, RTI) Money Purchase Plan Balances, below);

(2)    Prior to the attainment by the Participant of age 59 ½ from Employer Contributions that are 100% vested and Discretionary Contributions that are 100% vested;

(3)    At any time, upon a determination by the Plan Administrator or Designee that the Participant has suffered a Financial Hardship with respect to Pre-Tax Savings (and, effective January 1, 2019, investment earnings attributable thereto); or

(4)    Upon a determination by the Plan Administrator or Designee that the individual qualifies as a Qualified Individual, the Qualified Individual may take one or more Coronavirus-Related Distributions. For this purpose, a Coronavirus-Related Distribution means a distribution to a Qualified

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

Individual during the period beginning May 8, 2020 and ending December 30, 2020. The total amount of Coronavirus-Related Distributions to a Qualified Individual pursuant to this subsection (3) from all plans maintained by the Employer, or any related employer described in Code §414(b), (c), (m), or (o), shall not exceed $100,000. Only one Coronavirus-Related Distribution can be requested per month and must be at least $250. For Qualified Individuals who are at least age 59½, Coronavirus-Related Distributions can be taken with respect to all Pre-Tax and After-Tax Savings, Pre-Tax Catch-Up Contributions, Participating Employer Contributions, Discretionary Contributions, Restricted Discretionary Contributions, Employer Retirement Income Contribution, Legacy RTI Plan Balances, Rollover Contributions and any investment earnings attributable thereto held in a Participant’s account. For Qualified Individuals under age 59½, Coronavirus-Related Distributions can be taken only with respect to Pre-Tax and After-Tax Savings, Pre-Tax Catch-Up Contributions, Participating Employer Contributions made prior to January 1, 2011 (unless Participating Employer Contributions are made on or after January 1, 2011 pursuant to the terms of the collective bargaining agreement ), Discretionary Contributions, Rollover Contributions and any investment earnings attributable thereto held in a Participant’s account.

A Participant may withdraw the Current Market Value of After-Tax Savings at any time (subject to a $250.00 minimum). No portion of a Legacy RMI (or, prior to October 28, 2017, RTI) Money Purchase Plan Balance (defined in Schedule C) shall be available for withdrawals during employment under any circumstances.

SECTION 10. DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT

    (a)     A Participant whose Continuous Service terminates is eligible to receive as a distribution the Current Market Value of all Savings, vested Participating Employer Contributions, and vested Discretionary Contributions made to the Participant’s accounts. In the event a Participant who has terminated employment received a total distribution of the Current Market Value of his or her account under the Plan has a Reemployment Commencement Date, he or she will not be permitted to repay the distributed amount other than as a Rollover Contribution from an eligible retirement plan described in Sections 402(c) (4) and 401(a) (31) of the Code, as provided in Section 6.

    (b)    Direct Rollovers.

        (i)    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, and to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

        (ii)    Definitions:

            (1)    Eligible rollover distribution: An eligible rollover distribution means any distribution to an employee of all or any portion of the balance to the credit of the employee in the Plan, and as otherwise described in this subsection (1). An eligible rollover distribution does not include any distribution that is one of a series of

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and any amount distributed on account of hardship.

            (2)    Eligible retirement plan: An eligible retirement plan is an individual retirement account or individual retirement annuity described in Sections 408(a) and 408(b) of the Code, a qualified trust described in Section 401(a) of the Code that accepts the distributee's eligible rollover distribution, an annuity plan or contract described in Sections 403(a) and 403(b) of the Code, or an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan will also apply in the case of a distribution to a surviving spouse of a Participant, or spouse or former spouse who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code. With respect to an eligible rollover distribution to a Participant’s nonspouse Beneficiary, an eligible retirement plan is an individual retirement account or annuity described in Sections 408(a) and 408(b) of the Code established for the purpose of receiving such distribution, and identifying the deceased Participant and Beneficiary.

            (3)    Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. A distributee includes the employee's or former employee's nonspouse Beneficiary.

            (4)    Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

SECTION 11. PAYMENT OF DISTRIBUTIONS UPON TERMINATION OF
         EMPLOYMENT

(a)    Subject to the following provisions of this Section, payment to a Participant or Beneficiary of the Current Market Value of all Savings, vested Participating Employer Contributions and vested Discretionary Contributions in the Participant's account from any Investment Fund, other than the Howmet Aerospace Stock Fund, upon the Participant's termination of Continuous Service is made in cash. All amounts held in the Howmet Aerospace Stock Fund at the time of the Participant's termination of Continuous Service are paid in cash or Company Stock. Such payment will be made in accordance with the following rules:

        (i)    If the Current Market Value of all of the Participant's vested account balances (not including Rollover Contributions) in all qualified defined contribution plans of Howmet Aerospace, the Subsidiaries and Affiliates is less than one thousand dollars ($1,000), then a total distribution of all of the Participant’s vested account balances will be made to the Participant at a time determined by the Plan. The value of any delisted stock that is no longer publicly traded but that is held in the Participant’s Brokerage Account

Howmet Aerospace Niles Bargaining Retirement Savings Plan
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shall not be considered for purposes of the preceding valuation. Any such delisted stock shall be distributed in-kind where the value of the Participant's vested account balances (not including Rollover Contributions) in all qualified defined contribution plans of Howmet Aerospace, the Subsidiaries and Affiliates is less than one thousand dollars ($1,000), in a direct rollover to an individual retirement account designated by the Benefits Management Committee. Upon such distribution of de-listed stock, the amounts distributed will be reported for income tax purposes using reasonable methods available at such time and determined by the Plan.

        (ii)    If the Current Market Value of all of the Participant's vested account balances in all defined contribution plans of Howmet Aerospace, its Subsidiaries and Affiliates exceeds one thousand dollars ($1,000), the distribution is made upon the consent of the Participant, or surviving spouse if applicable, and if no consent is given and no claim for benefits has been made, such distribution is made in total upon his or her attainment of age 69. Prior to the distribution of the total Current Market Value of the Participant's total account balance, the Participant, or the Beneficiary in the case of a Participant who dies with an account balance in the Plan, may request four partial distributions (subject to a $250.00 minimum) during each Plan Year in which the account balance is maintained in the Plan. Notwithstanding the foregoing, in the event that a claim for benefits is made, a distribution is made no later than the 60th day after the latest of the last day of the Plan Year in which occurs: (1) the date on which the Participant attains age 65, (2) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (3) the Participant terminates his or her service with the Participating Employer.

        (iii)    If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

            a.    the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option), and

            b.    the Participant, after receiving the notice, affirmatively elects a distribution.

        (iv)    If the Participant dies with an account balance in the Plan, the entire interest of the Participant will be distributed not later than 5 years after the death of the Participant.

    (b)    Upon any distribution of Company Stock from the Howmet Aerospace Stock Fund, the Trustee delivers to the recipient a certificate representing the number of whole shares of Company Stock being distributed and cash equal to the Current Market Value on the Effective Date of distribution of any fractional interest in a share being distributed. With respect to any shares of Company Stock which are to be sold for the account of the recipient, the Trustee may, at its option (1) purchase such shares for Plan purposes at the Current Market Value on the Effective Date of distribution, or (2) sell such shares on the open market for the account of the recipient.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
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    (c)    Notwithstanding the foregoing provisions of this Section, distribution of a Participant's account balance (in accordance with Section 12(b)) commences the April 1 of the calendar year next following the later of i) the calendar year in which the Participant attains age 72 years or ii) the calendar year in which the Participant incurs a Severance from Service Date.
Notwithstanding the foregoing, for periods before January 1, 2020, distribution of a Participant’s account balanced commenced the April 1 next following the later of (i) calendar year in which the Participant attained age 72 or the calendar year in which the Participant incurs a Severance from Service Date.

    (d)    Notwithstanding the foregoing, if a Participant is reemployed by a Participating Employer, then distribution of his or her account balances other than minimum required distributions under Section 401(a)(9) of the Code, if any, payable to him or her during the period of his or her reemployment is suspended until his or her subsequent termination from employment. Upon his or her subsequent termination from employment, the Participant's account balances are paid in accordance with the foregoing provisions of this Section 12.

    (e)    Notwithstanding paragraphs (a) and (b) above, in the event that any qualified defined contribution plan is merged with this Plan or this Plan is the surviving plan with respect to any assets of Participants of a merging plan which are transferred to this Plan, any distribution options contained in the merging plan which are not contained in this Plan may be continued to be distribution options available to the said Participant of the merging plan for distribution of his or her account, in accordance with Section 411(d)(6) of the Code.

SECTION 12. GENERAL PROVISIONS WITH RESPECT TO WITHDRAWALS

    (a)    Effective Date of Withdrawal. The Effective Date of any withdrawal from the Plan is the Business Day such request for withdrawal is Properly Received by the Plan Administrator or its Designee.

    (b)    Distribution Limitations. Distribution of all amounts payable under the Plan to a Participant commences:

        (i)    Not later than (1) the required distribution dates or (2) the required distribution date, without violating Treasury regulations, if any, over the life of the Participant or over the lives of the Participant and a Beneficiary, or over a period not extending beyond the life expectancy of the Participant and a Beneficiary.

        (ii)    If distribution of the Participant's interest in the Plan has begun in accordance with paragraph (i) (2) and the Participant dies before his or her entire interest is distributed, the Participant's remaining interest in the Plan will be distributed at least as rapidly as under the method of distribution stated under paragraph (i)(2) above being used on the date of the Participant's death. If the Participant dies before the distribution of his or her interest in the Plan has begun in accordance with paragraph (i)(2), the entire interest of the Participant will be distributed not later than five years after the death of the Participant.

    For purposes of this paragraph (b), the "required distribution date" means the date prescribed by Treasury Regulations, as amended from time to time, which is April 1 of the calendar year following the later of i) the calendar year in which the Participant attains age

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70 1/2 or ii) the calendar year in which the Participant incurs a Severance from Service Date. Effective January 1, 2020 the “required distribution date” is April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 72 or (ii) the calendar year in which the Participants incurs a Severance from Service Date.

    For the purposes of this paragraph (b), any amount paid to a minor child is treated as if it had been paid to the surviving spouse if such amount will become payable to the surviving spouse upon such child reaching majority or any other designated event as may be permitted by Treasury Regulations, if any.

    (c)    Appendix D, Minimum Distribution Requirements, provides Plan provisions to comply with Section 401(a)(9) of the Code and Treasury Regulations §1.401(a)(9)-2 through -9, as applicable, relating to required minimum distributions.

This Section 12 shall be interpreted in a manner consistent with Code § 401(a)(9) and the final Treasury Regulations issued thereunder, including the incidental death benefit requirement in Code § 401(a)(9)(G). All distributions shall be made in accordance with Code § 409(a)(9) and Treasury Regulations §§ 401(a)(9)-2 through 1.401(a)(9)-9, which shall supersede all inconsistent provisions of the Plan. All distributions made to comply with Code § 409(a)(9) will be in the form of a distribution of a Participant’s entire vested account balance. For purposes of Section 401(a)(9), Required Beginning Date shall mean April 1 of the Calendar Year following the calendar year in which the Participant attains age 701/2 for five (5%) owners, within the meaning of Code §416(i), and for all other Participants, April 1 of the calendar year following the calendar year in which such Participant terminates employment with the Employer.

SECTION 13. NONASSIGNABILITY

    Except as required under ERISA, no right or interest of any Participant or Beneficiary in the Plan or in such Participant’s accounts is (a) assignable or transferable or subject to any lien in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, alienation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner other than a transfer as a result of death or mental incompetence, or (b) liable for, or subject to, any obligation or liability of such Participant or Beneficiary. Such portions of the Savings, and Participating Employer Contributions in the account of a Participant as are payable to another in accordance with the provisions of a “qualified domestic relations order,” as defined in Section 414(p) of the Code and any applicable regulations thereunder, are distributed to the party designated in and in accordance with said order. The Effective Date of withdrawal for any such distribution is the first Business Day following the Plan Administrator’s determination that the said order is in compliance with Section 414(p) of the Code and any applicable regulations thereunder, and such distribution is made as soon as administratively practical thereafter. The Plan Administrator or Designee has promulgated procedures to determine whether a domestic relations order is a qualified domestic relations order. The procedures will be provided to a participant or alternate payee upon written request, or upon receipt of the domestic relations order by the Plan Administrator or Designee. An administrative fee shall be charged to process each qualified domestic relations order. The amount of any such the fee shall be determined by the Benefits Management Committee.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
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SECTION 14. EXTENT OF PARTICIPANT'S RIGHTS

    (a) General.    No person has any interest in or right to any part of the assets held under the Plan or the income thereon, except as and to the extent expressly provided in the Plan.

    At the time of withdrawal by a Participant or Beneficiary, he or she will receive shares or cash. There is no guarantee that the Current Market Value of any investment will be equal to or greater than the amount of the Participant's Savings therein. This Plan is designed to comply with and operate under Section 404(c) of ERISA. A Participant and his or her Beneficiaries assume all risk in connection with any decrease in the value of any investments allocated to such Participant's account. For purposes of Section 404(c)(1) of ERISA, in the absence of Participant of Beneficiary investment direction, a Participant or Beneficiary shall be treated as having exercised control over the assets invested in any investment which qualifies as a QDIA in accordance with Section 404(c)(5) of ERISA and the regulations promulgated thereunder.

    The Plan does not and should not be construed as conferring any rights upon any person for a continuation of employment, nor does it interfere with the rights of Howmet Aerospace or any Subsidiary or Affiliate to terminate the employment of any person or to take any personnel action affecting such person without regard to the effect which such action might have upon such person or his or her Beneficiaries as a prospective recipient of benefits under the Plan.

    (b)    Military Service.    Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code. The Beneficiary of any Participant who dies on or after January 1, 2007, while performing “qualified military service” (as defined in Code Section 414(u)), shall be entitled to any additional benefits (other than contributions relating to the period of qualified military service, but including any other survivor benefits) that would have been provided under the Plan had the Participant resumed active employment on the day preceding the Participant's death and then incurred a Severance from Service Date on account of death. This Section is intended to comply with, and shall be interpreted to comply with, Code Section 401(a)(37).

SECTION 15. MANAGEMENT OF FUNDS

    (a)    General. Savings, Participating Employer Contributions and Discretionary Contributions paid to the Trustee are invested as provided in the Plan.

    (b)    Trustees and Investment Managers. The Board or its designee (including but not limited to the Benefits Investments Committee when acting in accordance with the charter of the Benefits Investments Committee) has the responsibility to appoint, review the performance of, and remove where deemed appropriate, one or more Trustees, and one or more investment managers, each of which is a bank, insurance company or other investment adviser qualified under Section 3(38) of ERISA. The duties of each Trustee and manager, to the extent not set forth in the Plan, are set forth in a trust agreement or other written documents approved by the Board or its designee. Except as otherwise provided in such documents or in the Plan, each such investment manager has sole investment control and management responsibility with respect to those assets of the Plan

Howmet Aerospace Niles Bargaining Retirement Savings Plan
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for which it is designated the investment manager. The Board may delegate its authority to appoint an investment manager, to remove an investment manager, to approve and direct the execution by the proper officer or officers of Howmet Aerospace or RMI (or, prior to October 28, 2017, RTI) of amendments to agreements with any investment manager, and to review the performance of any such managers. Such delegation also includes the authority to approve written documents setting forth the duties of any manager and to direct the execution of investment management agreements by the proper officer or officers of
Howmet Aerospace or RMI (or, prior to October 28, 2017, RTI). No Trustee has any investment responsibility for any assets which are subject to the investment control of another investment manager, and as to such assets it only has custodial duties if it is the custodian.

    (c)    Designation of Investment Strategy. The Board may from time to time designate, as to part or all of the assets of the Plan, that a separate fund or funds be established. Except as otherwise provided in the Plan, as to each such separate fund the Board or its designee may specify the investment strategy to be employed and the investment manager is thereupon relieved of responsibility for assuring that the specified investment strategy creates suitable diversification of the overall assets of the Plan, provided that such investment manager has followed such specifications.

    (d)    (1)    Acquisition of Fixed Income Investments by the Trustee. The Trustee will enter into investment arrangements with insurance companies, banks or money managers, as directed by an investment manager duly appointed by the Board or its designee for the Fixed Income Fund. The Trustee will invest all Savings and other amounts to be invested in the Fixed Income Fund in accordance with such directions.

        (2)    Accounting for Participant's Accounts. Participants' investments in the Fixed Income Fund are accounted for on a unit basis. The Trustee allocates to the accounts of each Participant such units in the Fixed Income Fund as may be acquired with funds (if any) in such Participant's accounts to be invested therein. Such allocations will be made in a uniform manner as determined by the Benefits Investments Committee. Transfers and withdrawals are valued based on the Current Market Value per unit on the Effective Date of the transfer or withdrawal.

    (e)    (1)    Acquisition of Company Stock by Trustee. The Savings, Participating Employer Contributions, and Discretionary Contributions to be invested in the Howmet Aerospace Stock Fund are used by the Trustee to purchase from time to time shares of Company Stock (i) from Howmet Aerospace, at the Current Market Value thereof, or (ii) to the extent Howmet Aerospace does make shares available for purchase by the Trustee for such purpose, on the open market unless Howmet Aerospace otherwise directs, or (iii) by the exercise of warrants or rights as provided in this Section. The Trustee, to the extent reasonable, invests any cash held in the fund in cash equivalents (including commercial paper). The Trustee also holds for the purpose of allocation to the accounts of individual Participants as hereinafter provided (i) shares of such stock which the Trustee has acquired upon withdrawal by a Participant, and (ii) shares of such stock which the Trustee has acquired pursuant to Participants’ elections to transfer investments under the provisions of Section 8. All shares of such stock purchased by the Trustee are carried in the accounts of the Trustee at the actual cost thereof, including any taxes, commissions, etc. which are not paid by the Participating Employer, incident to the

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purchase except that shares acquired upon the exercise of warrants or rights are carried at the Current Market Value of such shares on the date of such exercise.

        (2)    Allocation of Stock to Participants' Accounts. Participants' investments in the Howmet Aerospace Stock Fund are accounted for on a unit basis. The Trustee allocates to the accounts of each Participant such units in the Howmet Aerospace Stock Fund as may be acquired with funds (if any) in such Participants' accounts to be invested therein. Such allocations are made in a uniform manner as determined by the Benefits Investments Committee. Transfers and withdrawals are valued based on the Current Market Value per unit on the Effective Date of the transfer or withdrawal.

        (3)    Allocation of Dividends to Participants' Accounts. In valuing the units, dividends are accounted for on the date the Board declares the dividend. Once received, dividends are invested in the Howmet Aerospace Stock Fund. A Participant may elect to receive an annual distribution of the dividends posted to their account during the Plan Year. Such election must be made prior to the last dividend record date in the Plan Year, and distribution will be made as soon as administratively practical following the date the final dividends are posted to the Participant's account. Distribution will be paid in a lump sum from the Howmet Aerospace Stock Fund. To the extent the Participant's account balance in the Howmet Aerospace Stock Fund is insufficient to pay the dividends, the balance of the distribution will be paid pro-rata from the Participant's other Core Fund investments.

        (4)    Reserved.

        (5)    Stock Splits & Dividends. Shares of Company Stock received by the Trustee by reason of a stock split or stock dividend become part of the Howmet Aerospace Stock Fund.

        (6)    Voting. The Trustee exercises its voting rights in accordance with written directions of each Participant with respect to at least the number of whole shares of Company Stock held by it in the Participants' accounts on the record date for voting. With respect to all other shares of Company Stock held by the Trustee on the record date for voting (the "Other Shares"), including but not limited to, (i) fractional shares in the Participants' accounts (if they are not subject to direct voting), (ii) shares for which it has not received written directions from any Participant, and (iii) any shares which have not yet been allocated to Participants' accounts, the Trustee exercises its voting rights in the same proportion (for, against, abstain and so on) on each matter as it exercises its voting rights with respect to shares of Company Stock for which voting directions were received from all participants in all plans which participate in the Howmet Aerospace Stock Fund.

(7)     Separation of Alcoa Inc. and Creation of Arconic and Alcoa Corporation Stock Funds. Effective November 1, 2016, Alcoa Inc. separated into two separate publicly traded companies. Alcoa Inc. was renamed Arconic Inc. and began trading under the ticker symbol ARNC. Alcoa Corporation was spun off from Arconic Inc. and began trading under the ticker symbol AA. This corporate action resulted in two separate stock funds under the Plan: the Arconic Stock Fund (which is an ESOP invested primarily in employer securities) and the Alcoa Corporation Stock Fund (a non-employer stock fund). The Alcoa Corporation Stock Fund was permitted as an investment option under the Plan only for approximately one (1) year after November 1, 2016, and was a frozen fund. No new investments or purchases may be made in the Alcoa Corporation

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Stock Fund, however, transfers out of the fund were permitted. Notwithstanding the foregoing, all dividends under the Alcoa Corporation Stock Fund were reinvested in the Alcoa Corporation Stock Fund until its liquidation. The final liquidation date was determined by the Committee in its sole and absolute discretion. Nothing herein shall be interpreted to prevent a Participant from acquiring Alcoa Corporation stock under the Brokerage Account.

(8)    Separation of Arconic Inc. and Creation of Howmet Aerospace Inc. and Arconic Corporation Stock Funds. Effective April 1, 2020, Arconic Inc. separated into two separate publicly traded companies. Arconic Inc. was renamed Howmet Aerospace Inc. and began trading under the ticker symbol HMW. Arconic Corporation was spun off from Arconic Inc. and began trading under the ticker symbol ARNC. This corporate action resulted in two separate stock funds under the Plan: the Howmet Aerospace Stock Fund (which is an ESOP invested primarily in employer securities) and the Arconic Corporation Stock Fund (a non-employer stock fund).

The Arconic Corporation Stock Fund shall be permitted as an investment option under the Plan only for approximately one (1) year after April 1, 2020. The final liquidation date will be determined by the Benefits Investments Committee in its sole and absolute discretion. Transfers from the Arconic Corporation Stock Fund can be made pursuant to Section 8. No new investments, transfers to, or purchases may be made in the Arconic Corporation Stock Fund on or after April 1, 2020. Notwithstanding the foregoing, all dividends under the Arconic Corporation Stock Fund shall be reinvested in the Arconic Corporation Stock Fund until its liquidation. Nothing herein shall be interpreted to prevent a Participant from acquiring Arconic Corporation stock under the Brokerage Account.

(f)    (1)    Acquisition of Other Investments by Trustee. Howmet Aerospace has and in the future will enter into investment arrangements with various investment managers. Any such arrangements must be approved by the Benefits Investments Committee. Expenses incurred in connection with the purchase or sale of securities by the investment manager are paid from the applicable Investment Fund.

    (2)    Accounting for Participant's Accounts. Participants' investments in the Core Funds are accounted for on a unit basis. The Trustee allocates to the accounts of each Participant such units in each of the Core Funds as may be acquired with funds (if any) in such Participant's accounts to be invested therein. Such allocations will be made in a uniform manner as determined by the Benefits Investments Committee. Transfers and withdrawals are valued based on the Current Market Value per unit on the Effective Date of the transfer or withdrawal.

    (g)    Transition Provision. Pending investment under an arrangement established pursuant to this Section, and pending distribution to Participants following withdrawal from such an arrangement, cash is invested by the Trustee in short-term fixed income securities or cash equivalents (including commercial paper) and the value of such securities or cash equivalents is allocated to the accounts of Participants in an equitable manner determined by the Benefits Investments Committee.

(h)    Brokerage Account. Participants have the right to invest and personally manage investments outside of the Core Funds by investing through the Brokerage Account offered by a broker selected by the Plan (“Broker”). Investment options through the Brokerage Account are mutual funds (other than those already available as Core

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Funds), any taxable equity or fixed income security publicly traded in a U.S. security market (including American Depository Receipts), and money market funds. Pre-Tax Savings, After-Tax Savings, Rollover Contributions, Participating Employer Contributions, and Discretionary Contributions that are subject to transfer as provided in Section 8, may not be directly invested in the Brokerage Account, nor may withdrawals, distributions or loans be made directly from the Brokerage Account. Such transactions must be processed through the Core Funds. An administrative fee shall be charged to each Participant who maintains a balance in the Brokerage Account. The amount of any such the fee shall be determined by the Benefits Management Committee.

(1)    Restrictions of Trading in the Brokerage Account. Certain restrictions apply to investment vehicles that may be available through the Brokerage Account: Specifically, the following investments are not available through the Brokerage Account: Howmet Aerospace company stock (common or preferred) and bonds; funds currently available in the Core Funds; tax-free funds; securities of publicly traded limited partnerships; options contracts; purchase on short sales, futures, precious metals, and currencies; real estate (other than funds); annuities; life insurance policies; collectibles; commodities; foreign stocks (not American Depository Receipt); and margin trading and trade-away trades that are placed by another broker and settle with the Broker.

(2)    Trading within the Brokerage Account. Investment purchases in the Brokerage Account may be made after such amounts are transferred from the Participant’s Core Fund accounts. Transfers from Core Funds may be made as provided in Section 8. Transferred funds will be held in the Broker's money market fund until the Participant’s buy orders are received by the Broker. Trades may be subject to initial and subsequent investment minimums required by a mutual fund.

Transfers are made out of the Brokerage Account and into the Core Funds from the Schwab money market fund. If there are insufficient funds to make the requested transfer, the participant must submit a sell order with Schwab. The proceeds of securities sold will be invested automatically in the Broker's money market fund and will be subsequently transferred out of the Brokerage Account to the Core Funds as directed by the Participant.

(3)    Expenses Incurred by Trading and Voting. The Broker’s standard commission schedule will be deducted from the Brokerage Account of the Participant who initiates the trades, and any other fees and expenses incurred through the Brokerage Account will be paid directly by the Participant.

The Broker will execute proxies for any securities held in the Brokerage Account in accordance with written directions of any Participant.

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OTHER PROVISIONS OF THE PLAN

SECTION 16. LOANS

    (a)    A Participant may borrow a proportion of the Current Market Value of his or her Savings, fully vested Participating Employer Contributions and fully vested Discretionary Contributions("Eligible Loan Account Balance"). A Participant may not borrow Retiree Medical Savings Contributions.

    A Participant shall pay a $100 processing fee, or such other amount as may be designated by the Plan Administrator, for each loan request. The fee will be included in the loan amount, subject to the limitations of this Section 17, and deducted prior to distribution of the loan. Legacy RMI (or, prior to October 28, 2017, RTI)Money Purchase Plan Balances (as defined in Schedule C) and Legacy RMI (or, prior to October 28, 2017, RTI) Roth Balances (as defined in Schedule D) shall not be available for Plan loans under any circumstances.

    (b)    A loan to a Participant, when added to the balance of any other outstanding loans the Participant has under the Plan, cannot exceed the lesser of:

        (1)    $50,000 reduced to the extent of the highest outstanding loan balance of the Participant's loans outstanding during the 365-day period immediately preceding the date on which the loan is made; or

        (2)    50% of the sum of the Participant's (A) Eligible Loan Account Balance, plus (B) vested Discretionary Contributions balance.

    A Participant may refinance any general purpose loan for any reason at any time (but only once in a twelve-month period), as may be permitted under the Code or ERISA.

    (c)    Each loan to a Participant is secured by a promissory note under which the Participant pledges and grants the Trustee an interest in the Participant's Eligible Loan Account Balance to the extent of the unpaid loan.

    (d)    All loans to Participants are treated as investments of plan assets in their respective accounts. All principal and interest associated with a Participant's repayment of a loan are credited to his or her Plan account.

    (e)    The Plan Administrator has developed a procedure in accordance with the Code and ERISA under which such loans from the Plan will be made available to Participants which procedure has been approved by the Benefits Management Committee.

    (f)    Loan repayments will be suspended under this Plan during a period of military service as permitted under Section 414(u) (4) of the Internal Revenue Code and the regulations promulgated under Section 72(p) of the Code. Upon the Participant’s return to active employment, loan repayments will resume and the period of repayment extended in direct proportion of the Participant’s period of absence for military leave.

(g)    If a Qualified Individual has an outstanding loan from the Plan on or after May 8, 2020, then: (1) if the date for any repayment of such loan occurs during the Suspension Period, the due date is extended for the Extension Period; (2) the due date of

Howmet Aerospace Niles Bargaining Retirement Savings Plan
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the loan will be extended by the Extension Period; (3) the Plan will adjust any subsequent repayments to reflect the extension of the due date and any interest accrued during the Suspension Period; and (4) the Plan will disregard the Extension Period in determining the 5-year period and the loan term under Code §72(p)(2)(B) or (C). The Suspension Period will begin May 8, 2020 and end December 31, 2020. The Extension Period, will be one year. The provisions of this Section 17(g) will be applied in accordance with Section 5.B. of Notice 2020-50, or any subsequent applicable guidance, and the adjustment described in (3) may reflect the “safe harbor” described therein.

SECTION 17. TRUST

    All assets of the Plan are held in trust for the Plan, except as otherwise permitted by applicable law. Howmet Aerospace has entered into a trust agreement with a national banking association which acts as Trustee under the Plan. The Board or its designee (including but not limited to the Benefits Investments Committee when acting in accordance with the charter of the Benefits Investments Committee) may, from time to time, amend such trust agreement (subject to its terms), remove such Trustee or any Successor Trustee and upon removal or resignation of a Trustee, appoint a Successor Trustee.

SECTION 18. ADMINISTRATION

    (a)    Duties of Plan Administrator. The Plan Administrator or its Designee are responsible for the preparation and the filing with governmental agencies and furnishing to Participants and Beneficiaries of all summaries, descriptions, annual and other reports, notices and other documents, and information which are required to be so prepared and filed or furnished under ERISA or the Code, retain appropriate records, and also have all of the other responsibilities and duties of the administrator of the Plan as set forth in ERISA, except as otherwise provided in the Plan. Each Participating Employer by whom a Participant is employed furnishes to the Plan Administrator or its Designee any records required for the foregoing.

    (b)    The Benefits Management Committee. Except as provided in Section 15 and in paragraph (a) of this Section, or to the extent that such powers are granted to the Benefits Investments Committee in the Plan or the charter of the Benefits Investments Committee, the complete authority to control and manage the operation and administration of the Plan is placed in the Benefits Management Committee, which consists of one or more persons appointed from time to time by the Board.

    (c)    Duties of Benefits Management Committee. Subject to the limitations of the Plan, the Benefits Management Committee has the discretionary authority to: (1) construe and interpret the Plan, (2) interpret administrative forms and other information, (3) make credibility findings, and (4) establish supplemental regulations for the administration of the Plan and the transaction of its business. All actions, determinations and interpretations of the Benefits Management Committee will be performed in a uniform and nondiscriminatory manner to all Participants in similar circumstances. All interpretations of the Plan and determinations of disputed questions made by the Benefits Management Committee are conclusive, final and binding upon the Participating Employers, Participants, Beneficiaries, other employees and any other individuals claiming rights under the Plan, subject to a claimant's request under paragraph (e) of this Section to have the Benefits Management Committee review the denial of a claim. When making an

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interpretation or determination, the Benefits Management Committee is entitled to rely upon information furnished by the individual, Participant, Beneficiary or Participating Employer, unless in accordance with an appeals procedure established by the Benefits Management Committee, the claimant establishes to the satisfaction of the Benefits Management Committee that Continuous Service, compensation or other records are erroneous.

    (d)    Application for Benefits. Each person applying for a benefit under the Plan must furnish all information required under procedures approved by the Benefits Management Committee.

    (e)    Review of Denial of Benefits. If any applicant's claim for benefits under the Plan is denied, the applicant will be notified in writing of such denial. Such notice will set forth the specific reasons for such denial and will be written in a manner calculated to be understood by the applicant. The applicant will be afforded a reasonable opportunity for a full and fair review by the Benefits Management Committee or its Designee of the decision denying his or her claim for benefits, in accordance with a claims procedure which the Benefits Management Committee adopts. After the final determination of an appeal by the Benefits Management Committee or its Designee, the applicant must file any litigation arising out of the underlying facts or circumstances giving rise to such claim and appeal, under ERISA or otherwise, within one hundred eighty (180) days following the date of the final notice provided by the Benefits Management Committee or its Designee.

    (f)    Extent of Benefits Management Committee's and Benefits Investments Committee’s Responsibility. The members of the Benefits Management Committee and Benefits Investments Committee will act in a prudent manner in the performance of their duties. No member will be personally liable by virtue of any contract, agreement, bond or other instrument made or executed by or on behalf of such member as a member of the Benefits Management Committee or Benefits Investments Committee. To the extent permitted by ERISA, no member of the Benefits Management Committee or Benefits Investments Committee will be liable for any mistake of judgment made by himself or herself or any other member, nor for any loss, unless resulting from his or her own gross negligence or willful misconduct, and no member will be liable for the neglect, omissions or wrongdoing of any other member thereof, or of the agents or counsel of the Benefits Management Committee or Benefits Investments Committee, as the case may be. To the extent permitted by law, RMI (or, prior to October 28, 2017, RTI) will indemnify and save harmless each member of the Benefits Management Committee and Benefits Investments Committee against all expenses and liabilities arising out of his or her services as such, except for expenses and liabilities arising from such member's own gross negligence or willful misconduct as determined by the Board.

    (g)    Relationship to Other Fiduciaries. Each fiduciary in carrying out its responsibilities under the Plan may rely upon any direction, information or action of another fiduciary as being proper under this Plan or the documents under which the assets of the Plan are managed, and is not required to inquire into the propriety of any such direction, information, or action. It is intended under this Plan and such documents that each fiduciary is responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and such documents and is not responsible for any act or failure to act of another fiduciary, except as otherwise provided by ERISA.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
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    (h)    Multiple Fiduciaries. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

    (i)    Further Allocation of Fiduciary Duties. Any two or more fiduciaries named herein or appointed by the Board as provided herein may from time to time agree in writing with respect to the allocation of duties and responsibilities under the Plan, including fiduciary responsibilities, among the fiduciaries so agreeing, provided however that any reallocation of fiduciary responsibilities clearly allocated by the Plan or by the Board requires prior approval of the Board.

    (j)    Delegation of Fiduciary Duties. Any fiduciary named herein or appointed by the Board as provided herein may designate another person or persons to carry out any or all of the duties and fiduciary responsibilities which it has under the Plan and which are specified in such designation, except that no Trustee may delegate fiduciary responsibilities with respect to investment functions without the prior approval of the Board.

    (k)    Delegation of Ministerial Duties. Any fiduciary named herein, appointed by the Board as provided herein, or designated under paragraph (j) above may delegate ministerial duties as follows: employ one or more persons to render advice, including legal and accounting services, with regard to any responsibility such fiduciary has under the Plan, may appoint ministerial agents (including brokers or others who may execute investment transactions) and may delegate to others its clerical and other non-fiduciary functions.

    (l)    No Added Remuneration for Employees. No member of the Benefits Management Committee or Benefits Investments Committee and no other person who renders services to or for the Plan may receive remuneration for services as such if he or she also is an employee of RMI (or, prior to October 28, 2017, RTI), Howmet Aerospace, a Subsidiary or Affiliate.

(m)    Lifetime Income Disclosures. Following the effective date specified in Section 105(a)(2)(D)(v) of ERISA, the Administrator shall provide a lifetime income disclosure to each Participant and designated Beneficiary annually. The lifetime income disclosure shall set forth the lifetime income stream equivalent of the total benefits accrued with respect to the Participant or Beneficiary under the Plan and shall comply with the requirements of Section 105(a)(2)(D) of ERISA and any regulations promulgated thereunder.

SECTION 19. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

    (a)    Rights Reserved. RMI (or, prior to October 28, 2017, RTI) reserves the right (subject to the terms of the applicable Bargaining Agreement), by action of the Board or the Benefits Management Committee taken in accordance with the Board's or Benefits Management Committee's operating procedures, (1) to amend, modify, suspend or terminate the Plan or to suspend or completely discontinue contributions to the Plan, and (2)  to terminate the Participation in the Plan of any Participating Employer or any designated group of Eligible Employees employed either within or outside the U.S. Any Participating Employer may terminate its participation in the Plan or suspend or discontinue its contributions under the Plan at any time upon 30 days prior written notice

Howmet Aerospace Niles Bargaining Retirement Savings Plan
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to the Plan Administrator. Such 30 day notice requirement may be waived by the Benefits Management Committee. No such amendment or other action relating to the Plan may reduce the amounts then credited to any Participant's account, or provide or have the effect of providing that the securities and funds held in trust for the Plan or the income thereof may be used for or devoted to purposes other than the exclusive benefit of Participants and their Beneficiaries and for the payment of expenses of the Plan.

    (b)    Sale of Assets, etc. In the event any assets of any business of any Participating Employer are transferred to another entity by sale, merger, consolidation or otherwise, and the entity to which said assets are transferred has in effect, or thereupon establishes, a tax-qualified plan and related trust for the exclusive benefit of employees which qualify under the applicable provisions of the Code, all assets under the Plan, held in the accounts of Participants who continue in the employment of the transferee entity, may be transferred and paid, for their respective accounts, to the trust for the tax-qualified plan of said transferee entity, provided that any such transfer of investments will be effected in such manner as to preclude, for federal income tax purposes, a termination of the Plan or the constructive receipt of benefits thereunder with respect to said Participants.

    (c)    Transfer of Plan Assets.

        (1)    Notwithstanding the foregoing, in the event of any merger or consolidation of the Plan with, or a transfer of any of the assets and liabilities of the Plan to, any other plan, each affected Participant must (as if such plan were terminated immediately after such merger, consolidation or transfer) be entitled to a benefit under such other plan which is equal to or greater than the benefit he or she would have been entitled to receive under the Plan immediately prior to such merger, consolidation or transfer (as if the Plan had then terminated). In the event that assets are transferred to this Plan from any other plan sponsored by Howmet Aerospace or any Subsidiary or Affiliate, each Participant who has assets transferred from such plan or plans will be entitled to a benefit under this Plan immediately following such transfer that is equal to or greater than the benefit he or she had under such other plan. Any protected optional form of benefits provided under said plan will be maintained under this Plan. These provisions do not constitute a guaranty against investment losses.

        (2)    In the event a participant in the Howmet Aerospace Salaried Retirement Savings Plan or the Howmet Aerospace Hourly Retirement Savings Plan becomes an Eligible Employee under this Plan, all of the participant's accounts in the applicable savings plan will be transferred to analogous accounts in this Plan as soon as reasonably practical after the Plan Administrator or Designee receives notice.

        (3)    In the event a Participant ceases to be an Eligible Employee under this Plan and the Participant becomes an eligible employee under the Howmet Aerospace Salaried Retirement Savings Plan or the Howmet Aerospace Hourly Retirement Savings Plan, all of the Participant's accounts will be transferred to analogous accounts in the applicable Plan, as soon as reasonably practical after the Plan Administrator or Designee receives notice and the Participant ceases to be a Participant, and will be entitled to no further benefits under this Plan.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

SECTION 20. ADMINISTRATIVE EXPENSES

    Except as otherwise provided in the Plan, all costs and expenses incurred in administering the Plan, including the expenses of the Benefits Management Committee or Benefits Investments Committee, the fees and expenses of the Trustee, the fees and charges payable under the investment arrangements, and other legal and administrative expenses, are paid by the Plan.

Investments in the Core Funds will be subject to an administrative expense fee, which will be used to pay the expenses of the Plan. The fee will be periodically adjusted by the Plan Administrator based on the actual expenses of the Plan.

SECTION 21. SELECTION OF BENEFICIARIES

    (a)    Designation of Beneficiary. Subject to such administrative procedures as may be adopted from time to time, the Beneficiary with respect to all of the assets in the accounts of a Participant will be the Participant's spouse if then living, or if not, the Participant's estate. With the written notarized consent of a Participant's spouse, a Participant may file with the Plan Administrator or its Designee a written designation of a Beneficiary or Beneficiaries other than his or her spouse. In the event the designation of such other Beneficiary is revoked in writing by the Participant, his or her spouse will become the Beneficiary of said assets until such time as the Participant, with his or her spouse's written notarized consent, designates in writing another Beneficiary or Beneficiaries.

    In the event a Participant certifies that he or she does not have a spouse, a Beneficiary or Beneficiaries with respect to all or part of the assets in the accounts of the Participant may be designated or revoked by the sole action of the Participant.

    If there is no designated Beneficiary, or if no Beneficiary is living at the time of the Participant's death, the Beneficiary is the Participant's spouse if then living, or if not, the Participant's estate.

    Written designations of a primary Beneficiary or a, contingent Beneficiary to receive the assets of a Participant in the case where the primary Beneficiary is deceased, spousal consents, and revocations are made on a form or forms approved by the Plan Administrator. Any such written designation, consent or revocation become effective on the calendar day on which such designation, consent or revocation is Properly Received. After the death of a Participant, a properly designated Beneficiary may name his or her own Beneficiary to receive a distribution of the Beneficiary’s account balances when the Beneficiary is deceased (“Subsequent Beneficiary”). A Subsequent Beneficiary shall receive a total distribution of the Subsequent Beneficiary’s account balance within the greater of: (i) ninety (90) days after death of the Beneficiary who named such Beneficiary or (ii) five (5) years of the Participant’s death.

    (b)    Other Payments. In case of incapacity of a Participant or Beneficiary entitled to a benefit under the Plan, benefit payments are made to such person's legal representative who makes claim therefore, or if no such claim has been received, to such other person or persons as the Benefits Management Committee, utilizing objective criteria, selects from among dependents, next of kin, or friends. Any payment of a benefit

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

under the Plan in accordance with the provisions of this Section is a complete discharge of any liability for the payment of such benefit under the Plan.

SECTION 22. PARTICIPANT'S STATEMENT

    A statement showing each Participant's interest in each of the Plan's Investment Funds will be made available at least quarterly.

SECTION 23. EFFECTIVE DATE OF PLAN

    The Plan is amended and restated, effective January 1, 2021.

SECTION 24. CONSTRUCTION

    It is intended that the Plan conform to the applicable requirements of ERISA and the Code, and that the Plan and related trust agreement are considered one if and to the extent necessary for compliance therewith. Except to the extent otherwise provided in ERISA and the Code, the Plan is construed, regulated and administered under the laws of the Commonwealth of Pennsylvania, including its applicable statute of limitations (as such may be superseded by any limitations period provided under the terms of the Plan).

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

SCHEDULE C
SPECIAL PROVISIONS RELATING TO MONEY PURCHASE PLAN BALANCES

1.     The provisions of this Schedule C shall apply only to the account balances of Participants who transferred to this Plan (hereinafter “Legacy RMI (or, prior to October 28, 2017, RTI) Participants”) from the RMI (or, prior to October 28, 2017, RTI) Bargaining Unit Employee Savings and Investment Plan (hereinafter “Legacy RMI (or, prior to October 28, 2017, RTI) Plan”) effective January 1, 2017, and who have a Legacy RMI (or, prior to October 28, 2017, RTI) Money Purchase Plan Balance.

2.    Legacy RMI (or, prior to October 28, 2017, RTI) Money Purchase Plan Balances. “Legacy RMI (or, prior to October 28, 2017, RTI) Money Purchase Plan Balance” means the portion of a Legacy RMI (or, prior to October 28, 2017, RTI) Participant’s account as of January 1, 2017 that is attributable to a money purchase plan. The following provisions shall apply to accounts with Legacy RMI (or, prior to October 28, 2017, RTI) Money Purchase Plan Balances:

(a)    Not Available for Plan Loans. Legacy RMI (or, prior to October 28, 2017, RTI) Money Purchase Plan Balances will not be available for Plan loans.

(b)    Not Available for In-Service Distribution. Legacy RMI (or, prior to October 28, 2017, RTI) Money Purchase Plan Balances will not be available for hardship withdrawals or any other in-service distribution or withdrawal.

(c)    Form of Payment.

(i)     Special Definitions. For purposes of this Article, the following special definitions shall apply:

(A)     “Annuity Starting Date” means the first day that an amount is payable as an annuity under the Plan.

(B)    "Qualified Joint and Survivor Annuity" means (1) if the Participant is not married on his or her Annuity Starting Date, an immediate annuity payable for the life of the Participant or (2) if the Participant is married on his Annuity Starting Date, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse (to whom the Participant was married on the Annuity Starting Date) equal to 50 percent of the amount of the annuity which is payable during the joint lives of the Participant and such spouse, provided that the survivor annuity shall not be payable to a Participant's spouse if such spouse is not the same spouse to whom the Participant was married on his Annuity Starting Date.

(B)     "Qualified Optional Survivor Annuity" means a joint and survivor annuity that the Participant, subject to the spousal consent rules described in subsection (iv) hereof, may elect

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

and in which the survivor annuity portion of the annuity is equal to 75%.

(C)     "Qualified Preretirement Survivor Annuity" means an annuity purchased with at least 50% of a Participant's account balance that is payable for the life of a Participant's surviving spouse.

(ii)    The default form of payment for the entire account balance of all Legacy RMI (or, prior to October 28, 2017, RTI) Plan Participants with a Legacy RMI (or, prior to October 28, 2017, RTI) Money Purchase Plan Balance is a Qualified Joint and Survivor Annuity. Distribution shall be made to the Participant from his or her account in the form of a Qualified Joint and Survivor Annuity in the amount that can be purchased with such account, unless the Participant waives the Qualified Joint and Survivor Annuity as provided in subsection (iii) hereof. The Participant may also elect a Qualified Optional Survivor Annuity. If the Participant dies prior to his Annuity Starting Date, distribution shall be made to the Participant's surviving spouse, if any, in the form of a Qualified Preretirement Survivor Annuity in the amount that can be purchased with such account, unless the Participant waives the Qualified Preretirement Survivor Annuity as provided in subsection (iii) hereof, or unless the Participant's surviving spouse elects in writing to receive distribution in one of the other forms of payment provided under the Plan. A Participant's account that is subject to the requirements of this subsection shall be used to purchase the Qualified Preretirement Survivor Annuity and the balance of the Participant's account that is not used to purchase the Qualified Preretirement Survivor Annuity shall be distributed to the Participant's spouse. In the event that the Participant’s benefit is payable in the form of a Qualified Joint and Survivor Annuity or Qualified Optional Survivor Annuity, the following provisions shall apply:

(A)    The Trustee shall purchase the annuity contract on behalf of a Participant or Beneficiary from an insurance company. Such annuity contract shall be nontransferable.

(B)     The terms of the annuity contract shall comply with the requirements of the Plan and distributions under such contract shall be made in accordance with Code Section 401(a)(9) and the Treasury Regulations issued thereunder.

(C)     The annuity contract may provide for payment over the life of the Participant and, upon the death of the Participant, may provide a survivor annuity continuing for the life of the Participant's spouse. The types of annuity contracts available for purchase are limited to the Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

(D)     The annuity contract must provide for non-increasing payments.

(iii)     Waiver of the Qualified Joint and Survivor Annuity and/or Qualified Preretirement Survivor Annuity Rights. A Participant may waive the Qualified Joint and Survivor Annuity and elect another form of distribution permitted under the Plan at any time during the 180-day period ending on his Annuity Starting Date; provided, however, that if the Participant is married, his or her spouse must consent in writing to such election as provided in subsection (iv) hereof. A Participant may waive or revoke a waiver of the Qualified Joint and Survivor Annuity and elect another form of distribution permitted under the Plan at any time and any number of times during the 180-day period ending on his Annuity Starting Date; provided, however, that if the Participant is married and is electing a form of distribution other than the Qualified Joint and Survivor Annuity or the Qualified Optional Survivor Annuity, his spouse must consent in writing to such election as provided in subsection (iv) hereof. A Participant may waive the Qualified Preretirement Survivor Annuity and designate a non-spouse Beneficiary at any time during the "applicable election period"; provided, however, that the Participant's spouse must consent in writing to such election as provided in subsection (iv) hereof. The "applicable election period" begins on the later of (1) the date the Participant's account becomes subject to the requirements of this section or (2) the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the date he or she terminates employment with the Employer and all Related Employers. The "applicable election period" ends on the earlier of the Participant's Annuity Starting Date or the date of the Participant's death. A Participant whose employment has not terminated may elect to waive the Qualified Preretirement Survivor Annuity prior to the Plan Year in which he or she attains age 35, provided that any such waiver shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35. A Participant's waiver of the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity shall be valid only if the applicable notice described in subsection (v) or (vi) has been provided to the Participant.

(iv)     Spouse's Consent to Waiver. A spouse's written consent must acknowledge the effect of the Participant's election and must be witnessed by a Plan representative or a notary public. In addition, the spouse's written consent must either (a) specify any non-spouse Beneficiary designated by the Participant and that such designation may not be changed without written spousal consent or (b) acknowledge that the spouse has the right to limit consent as provided in clause (a) above, but permit the Participant to change the designated Beneficiary without the spouse's further consent. A Participant's spouse shall be deemed to have given written consent to a Participant's waiver if the Participant establishes to the satisfaction

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

of a Plan representative that spousal consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Code Section 401(a)(11) and Treasury Regulations issued thereunder. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be irrevocable and shall be effective only with respect to such spouse and not with respect to any subsequent spouse. In addition, with regard to a Participant's waiver of the Qualified Joint and Survivor Annuity form of distribution, the spouse's written consent must either (a) specify the form of distribution elected instead of the Qualified Joint and Survivor Annuity, and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written spousal consent or (b) acknowledge that the spouse has the right to limit consent as provided in clause (a) above, but permit the Participant to change the form of distribution elected without the spouse's further consent. A spouse's consent to a Participant's waiver shall be valid only if the applicable notice described in section (v) or (vi) has been provided to the Participant.

(v)    Notice Regarding Qualified Joint and Survivor Annuity. The notice provided to a Participant under this section shall include a written explanation that satisfies the requirements of Code Section 417(a)(3) and regulations issued thereunder. The notice will include a description of the following: (i) the terms and conditions of a Qualified Joint and Survivor Annuity and the Qualified Optional Survivor Annuity; (ii) the participant's right to make and the effect of any election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of a participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

(vi)    Notice Regarding Qualified Preretirement Survivor Annuity. The Participant shall be provided with a written explanation of the Qualified Preretirement Survivor Annuity comparable to the written explanation provided with respect to the Qualified Joint and Survivor Annuity, as described in subsection (v) hereof. Such explanation shall be furnished within whichever of the following periods ends last: (a) the period beginning with the first day of the Plan Year in which the Participant reaches age 32 and ending with the end of the Plan Year preceding the Plan Year in which he reaches age 35; (b) a reasonable period ending after the employee becomes a Participant; or (c) in the case of a Participant who separates from service before age 35, a reasonable period ending after such separation from service. For purposes of the preceding sentence, the two-year period beginning one year prior to the date of the event described above and ending one year after such date shall be considered reasonable; provided, however, that in the case of a Participant who separates from service and subsequently recommences employment with the Company, the applicable period for such Participant shall be redetermined in accordance with this subsection.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

(vii)    Former Spouse. For purposes of this Section, a former spouse of a Participant shall be treated as the spouse or surviving spouse of the Participant, and a current spouse shall not be so treated, to the extent required under a qualified domestic relations order, as defined in Code Section 414(p).

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

SCHEDULE D
SPECIAL PROVISIONS RELATING TO FROZEN ROTH BALANCES TRANSFERRED FROM OTHER PLANS

This Schedule D contains special provisions that supersede any contradictory terms in the Plan text. The provisions of this Schedule D shall apply to Participants based on the subaccount balances that were transferred to an Arconic Retirement Savings Plan (now known as Howmet Aerospace Retirement Savings Plan) on January 1, 2017, and subsequent transfers of employment shall have no impact on the status of such subaccount balances.

1.    The provisions of this Schedule D shall apply only to the account balances of Participants (“Legacy RMI (or, prior to October 28, 2017, RTI) Roth Participant”) transferred to either: (a) the Arconic Salaried Retirement Savings Plan (now known as the Howmet Aerospace Salaried Retirement Savings Plan) or (b) the Arconic Hourly Non-Bargaining Retirement Savings Plan (now known as the Howmet Aerospace Hourly Retirement Savings Plan) from either: (x) the RTI Employee Savings and Investment Plan; (y) the RMI (or, prior to October 28, 2017, RTI) International Metals, Inc. Employee Savings and Investment Plan; or (z) the RMI (or, prior to October 28, 2017, RTI) Bargaining Unit Employee Savings and Investment Plan effective January 1, 2017 and subsequently transferred employment to a company and location covered by this Plan with a frozen Roth account balance (“Legacy RMI (or, prior to October 28, 2017, RTI) Roth Balance”).

2.    Required Minimum Distributions. Notwithstanding anything to the contrary in Section 11 of the Plan or otherwise, Legacy RMI (or, prior to October 28, 2017, RTI) Participants shall have the right to delay required minimum distributions on all Legacy RMI (or, prior to October 28, 2017, RTI) Plan Balances as of December 31, 2016 until the later of attaining age 70 ½ or the Participant’s Severance from Service Date.

2.Legacy RMI (or, prior to October 28, 2017, RTI) Roth Balances.

(a)    Separate Roth Subaccounts; No New Contributions. Separate subaccounts shall be maintained for Legacy RMI (or, prior to October 28, 2017, RTI) Roth Balances. The Plan will maintain a record of the amount of the Legacy RMI (or, prior to October 28, 2017, RTI) Roth Balances in each such subaccount. Gains, losses, and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant's Legacy RMI (or, prior to October 28, 2017, RTI) Roth Balances subaccount and the Participant's other subaccounts within the Participant's account. No new contributions other than properly attributable earnings will be credited to each Participant's Legacy RMI (or, prior to October 28, 2017, RTI) Roth subaccount. No Roth rollovers are accepted into this Plan, and no in-plan Roth conversions are permitted under this Plan.

(b)    Distributions. Distributions of Legacy RMI (or, prior to October 28, 2017, RTI) Roth Balances shall be available to the extent that other distributions are available under the Plan.

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021

(c)     No Plan Loans. No Plan loans shall be permitted from Legacy RMI (or, prior to October 28, 2017, RTI) Roth Balances.

(d)    Small Sum Cashouts. Legacy RMI (or, prior to October 28, 2017, RTI) Roth Balances will be considered separately from other Plan subaccounts for purposes of rollovers of small sum cashouts under Section 11.

(e)    Rollovers. Any portion of an eligible rollover distribution of a Legacy RMI (or, prior to October 28, 2017, RTI) Roth Balance may only be rolled over to another designated Roth account established for the individual under an applicable retirement plan described in Code Section 402A(e)(1) that provides for Roth contributions or to a Roth individual retirement account described in Code Section 408A, subject to the rules of Code Section 402(c).

Howmet Aerospace Niles Bargaining Retirement Savings Plan
Amended and Restated Effective as of January 1, 2021